Exhibit 10.4

TERMS AND CONDITIONS OF SUBSCRIPTION

Section 1	Closing

On the date hereof, 1128526 Alberta Ltd. (the “Subscriber”) and Firefly Neuroscience, Inc. (the “Corporation”) are entering into a Mutual Release & Settlement Agreement (the “Settlement Agreement”). In connection with the Settlement Agreement, the Corporation is required to issue to the Subscriber, on a fully diluted basis, an aggregate of twenty-one thousand (21,000) of the Corporation’s Common Stock (the “Securities”). The Corporation is issuing the Securities pursuant to the terms and subject to the conditions of this Agreement. The completion of the issuance of the Securities as contemplated by this Agreement (the “Closing”) will occur on such date and time as may be determined by the Corporation and the Subscriber (the “Closing Date” and the “Time of Closing”, respectively), subject to satisfaction or waiver by the relevant party of the conditions of closing.

Section 2	Conditions of Closing

The Subscriber, on its own behalf and on behalf of any disclosed principal for whom the Subscriber is contracting under this Agreement (a “Disclosed Beneficial Subscriber”), acknowledges that the offer, sale and issuance of the Securities as contemplated by this Agreement is subject to, among other things, the following conditions being fulfilled or performed on or before the Time of Closing, which conditions are for the exclusive benefit of the Corporation and may be waived, in whole or in part, by the Corporation:

(a)	The Subscriber delivering to the Corporation not later than the Closing Time at the Corporation's legal counsel's office at 1250, 639 – 5th Ave. SW, Calgary, Alberta T2P 0M9:

(i)	One fully completed and duly executed copy of this Agreement, including the Schedules and all other documentation contemplated by this Agreement;

(ii)

A certified cheque, bank draft or evidence of completed wire transfer to “TingleMerrett LLP, in trust.” or such other method of payment acceptable to the Corporation, representing the aggregate Subscription Price payable for the Common Shares subscribed for by the Subscriber;

(iii)	A fully completed and duly executed copy of the Settlement Agreement, including any schedules and all other documentation contemplated by the Settlement Agreement;

(b)	The Corporation accepting the Subscriber’s subscription, in whole or in part;

(c)

The offer, sale and issuance of the Securities being exempt from the prospectus requirements or registration requirements of Applicable Securities Laws. As used in this Agreement, “Applicable Securities Laws” means any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdictions in which the Securities will be offered, sold and issued;

(d)

The Subscriber executing and delivering to the Corporation, as applicable, all reports, undertakings or other documents required under Applicable Securities Laws in connection with the offer, sale and issuance of the Securities to the Subscriber;

(e)

The Corporation obtaining all orders, permits, approvals, waivers, consents, licenses or similar authorizations of Regulators necessary to complete the offer, sale and issuance of the Securities. As used in this Agreement, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self-regulatory or private body exercising any regulatory authority and (iii) any stock exchange;

(f)	The representations and warranties of the Subscriber having been true and correct as of the date of this Agreement and being true and correct at the Time of Closing); and

(g)	All documentation relating to the offer, sale and issuance of the Securities being in form and substance satisfactory to the Corporation.

Section 3	Acknowledgments of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Subscriber, acknowledges that:

(a)	AN INVESTMENT IN THE SECURITIES IS NOT WITHOUT RISK AND THE SUBSCRIBER (AND ANY DISCLOSED BENEFICIAL SUBSCRIBER) MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT;

(b)

The Subscriber has reviewed and considered the risk factors relating to the business of the Corporation and its securities as set out in the Corporation’s annual and quarterly reports and other documents filed by the Corporation with the U.S. Securities and Exchange Commission at www.sec.gov  before deciding whether to purchase the Securities;

(c)

The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Corporation, including the Subscriber but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development;

(d)

The Corporation has the right to accept or reject the Subscriber’s subscription in whole or in part. If the subscription is rejected in whole or in part all or a portion of the purchase price, as the case may be, will be promptly delivered to the Subscriber, without interest;

(e)

The offer, sale and issuance of the Securities is exempt from the prospectus and registration requirements of Applicable Securities Laws and, as a result: (i) the Subscriber may not receive information that would otherwise be required under Applicable Securities Laws or be contained in a prospectus or registration statement prepared in accordance with Applicable Securities Laws, (ii) the Subscriber is restricted from using most of the protections, rights and remedies available under Applicable Securities Laws, including statutory rights of rescission or damages, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under Applicable Securities Laws;

(f)

The Securities have not been and will not be qualified for distribution to the public under applicable Canadian securities laws. The Securities are being offered in each of the provinces of Canada on a private placement basis in accordance with National Instrument 45- 106 – Prospectus Exemptions (“NI 45-106”), without the filing of a prospectus. The transfer or resale of the Securities in Canada to, from or for the benefit or account of any person resident in Canada will be subject to restrictions under Applicable Securities Laws and any resale of the Securities must be made in accordance with Applicable Securities Laws. Unless permitted under securities legislation, a holder of Securities must not trade such Securities before the date that is four months and a day after the distribution date of the Securities. In addition, the Subscriber understands and acknowledges that the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and that if in the future it decides to offer, sell, pledge or otherwise transfer any of the Securities it will not offer, sell, pledge or otherwise transfer any of such securities directly or indirectly, unless the transfer is: (i) to the Corporation; (ii) made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by (A) Rule 144 thereunder, if available, or (B) Rule 144A thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or (iii) the Securities are sold in another transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of the securities (iv) pursuant to an effective registration statement with respect to the U.S. Securities Act and applicable state securities laws; and, in the case of clauses (ii)(A) or (iii), it has prior to such sale furnished to the Corporation an opinion of counsel in form and substance reasonably satisfactory to the Corporation.

(g)

The Subscriber (and any Disclosed Beneficial Subscriber) has reviewed and acknowledges the terms referred to herein and acknowledges and agrees that Securities purchased hereunder are subject to resale restrictions under Applicable Securities Laws; it is responsible to be familiar with such restrictions and to comply with them before any resale of the Securities it purchases and that the purchase of the Common Shares has certain consequences under Canadian federal income tax legislation and United States federal tax laws; and it has been advised to consult its own legal counsel and advisers in its jurisdiction of residence for full particulars of the resale restrictions and tax laws applicable to it;

(h)

The Subscriber (and any Disclosed Beneficial Subscriber) understands that there are restrictions on trading the Securities pursuant to Applicable Securities Laws in the province in which such purchaser resides and that the Securities may only be resold in accordance with the registration and prospectus requirements (or exemptions therefrom) of Applicable Securities Laws, which requirements will vary depending on the relevant jurisdiction and acknowledges the risks related therein, and it further acknowledges that if it resells the Securities, it will do so in compliance with the Applicable Securities Laws and it will give notice to the subsequent transferee during the applicable restricted period;

(i)

No prospectus or registration statement has been filed with any Regulator in connection with the Offering; no Regulator has reviewed, passed upon, or made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Securities; and there is no government or other insurance covering the Securities;

(j)

The Securities have not been registered under the U.S. Securities Act, or any state securities laws and the Securities may not be offered or sold in the United States or to, or for the account or benefit of, a “U.S. person” (as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (“U.S. Person”)) except in compliance with the requirements of an exemption from registration under the U.S. Securities Act and any applicable state securities laws;

(k)

Material information concerning the Corporation is available in its public record (meaning information which has been publicly filed at www.sedarplus.ca and www.sec.gov/edgar by the Corporation pursuant to a requirement under Applicable Securities Laws (the “Public Record”));

(l)

The Corporation is required to file a report of trade with all applicable securities regulatory authorities or regulators containing personal information about Subscribers and, if applicable, any Disclosed Beneficial Subscribers of the Securities. This report of trade will include the full legal name, residential address, telephone number and email address of each Subscriber or Disclosed Beneficial Subscriber, the number and type of Securities purchased, the total purchase price paid for such Securities, the date of the Closing, specific details of the prospectus exemption relied upon under Applicable Securities Laws to complete such purchase, including how the Subscriber or Disclosed Beneficial Subscriber qualifies for such exemption and whether the Subscriber is an insider of the Corporation or a registrant. This information is collected indirectly by the securities regulatory authority or regulator in the applicable jurisdiction under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation of such jurisdiction. The Subscriber on its own behalf and, if applicable, on behalf of each Disclosed Beneficial Subscriber, authorizes such indirect collection of the information by such applicable securities regulatory authority or regulator. Should the Subscriber have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the indirect collection of personal information is provided in Schedule "A" attached hereto;

(m)

The Securities are being offered on a “private placement” basis and the Common Shares are not and, subject to the terms of this Agreement, (i) have not been listed on any stock exchange and (ii) will be subject to resale restrictions under Applicable Securities Laws;

(n)

The Common Shares cannot be traded through the facilities of the Nasdaq Exchange (the “Exchange”) until the expiration of the applicable hold period since the certificates or direct registration statements representing the Common Shares are not freely transferable and consequently are not “good delivery” in settlement of transactions on the Exchange; and

(o)

The Subscriber acknowledges and agrees that the Corporation and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties of the Subscriber and the Subscriber agrees that if any of the acknowledgements, representations or warranties above are no longer accurate, it shall promptly notify the Corporation.

Section 4	Representations and Warranties of the Subscriber

The Subscriber, on its own behalf and on behalf of any Disclosed Beneficial Subscriber, represents and warrants as follows to the Corporation at the date of this Agreement and at the Time of Closing and acknowledges and confirms that the Corporation is relying on such representations and warranties in connection with the offer, sale and issuance of the Securities to the Subscriber:

(a)

THE SUBSCRIBER (AND ANY DISCLOSED BENEFICIAL SUBSCRIBER) HAS KNOWLEDGE IN FINANCIAL AND BUSINESS AFFAIRS, IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE SECURITIES, AND IS ABLE TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT EVEN IF THE ENTIRE INVESTMENT IS LOST;

(b)

The Subscriber acknowledges and agrees that it has had access to such financial and other information and has been afforded an opportunity to ask such questions of the Corporation’s representatives and to receive answers thereto as it has deemed necessary in connection with its decision to purchase the Securities;

(c)

The Subscriber is purchasing the Securities for investment purposes only and not with a view to the resale or distribution thereof in a transaction that would violate the securities laws of any applicable jurisdiction, in whole or in part, and the Subscriber does not have any agreement or arrangement, formal or informal, written or oral, with any person or entity to sell or transfer or otherwise dispose of all or any part of the Securities, and has no present plans to enter into any such agreement or arrangement;

(d)

The distribution of the Securities has not been made through, or as a result of, and is not being accompanied by, (i) a general solicitation, (ii) any advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or (iii) any seminar or meeting whose attendees have been invited by general solicitation or general advertising. The Subscriber's decision to subscribe for the Commmon Shares was based upon this Agreement and information about the Corporation which is on the Public Record;

(e)

The Subscriber (and any Disclosed Beneficial Subscriber) is eligible to purchase the Securities pursuant to an exemption from the prospectus requirements of Applicable Securities Laws. The Subscriber has completed and delivered to the Corporation the applicable certificate in Schedule “B” including the applicable Risk Acknowledgement Form evidencing the Subscriber’s (and any Disclosed Beneficial Subscriber’s) status and criteria for reliance on the relevant prospectus exemption under Applicable Securities Laws and;

(i)

confirms that it complies with the criteria for reliance on the prospectus exemption and the truth and accuracy of all statements made in such certificate as of the date of this Agreement and as of the Time of Closing;

(ii)	understands that the Corporation is required to verify that the Subscriber (and any Disclosed Beneficial Subscriber) satisfies the relevant criteria to qualify for the prospectus exemption; and

(iii)	may be required to provide additional information or documentation to evidence compliance with the prospectus exemption;

(f)

The Subscriber is not a person created or used solely to purchase or hold the Securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45- 106;

(g)

The Subscriber is either purchasing the Securities as principal for its own account, or is deemed to be purchasing Securities as principal by Applicable Securities Laws and not as agent for the benefit of another person;

(h)

The Subscriber (and any Disclosed Beneficial Subscriber) was offered the Securities in, and is resident in, the jurisdiction set out as the “Subscriber’s Address” on the second page of this Agreement and intends the Applicable Securities Laws of that jurisdiction to govern the offer, sale and issuance of the Securities to the Subscriber;

(i)	The Subscriber acknowledges and agrees that:

(i)

it understands that the purchase and sale contemplated by this Agreement are being made in reliance on an exemption from registration contained in Rule 506(b) of Regulation D under the U.S. Securities Act and/or Section 4(a)(2) of the U.S. Securities Act and similar exemptions under applicable state securities laws based in part upon the Subscriber’s representations contained herein and accordingly, the Securities are or will be when issued, as applicable, “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act; and

(ii)

it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”) and has completed and agrees to the terms included in the Accredited Investor Certificate attached hereto as Schedule “D” and it has identified in such certificate the appropriate category of Accredited Investor status that correctly and in all respects describes the Subscriber.

(j)

If the Subscriber (or any Disclosed Beneficial Subscriber) is a resident of or otherwise subject to Applicable Securities Laws of a jurisdiction other than Canada or the United States (an “International Jurisdiction”), the Subscriber complies with the requirements of all Applicable Securities Laws and other laws and regulatory policies in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation may request, and

(i)

the Subscriber is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulatory authorities (the “Authorities”) having application in the International Jurisdiction(s) of its residence or by which it is otherwise governed that would apply to this Subscription Agreement, if there are any;

(ii)

the Subscriber is purchasing the Common Shares pursuant to exemptions that relieve the Corporation from any substantive or procedural requirements under the Applicable Securities Laws and policies of the Authorities in the International Jurisdiction(s) or, if such is not applicable, the Subscriber is permitted to purchase the Common Shares under the Applicable Securities Laws and policies of the Authorities in the International Jurisdiction(s) without the need for the Corporation to rely on any exemption from the Applicable Securities Laws and policies of the Authorities in the International Jurisdiction(s); and

(iii)

the applicable laws and policies of the Authorities in the International Jurisdiction do not require the Corporation to make any filings with, seek any approvals of any nature whatsoever from, or do any act or thing for any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities;

(k)	The Subscriber (and any Disclosed Beneficial Subscriber) is at arm’s-length, within the meaning of the policies of the Exchange, with the Corporation;

(l)

None of the funds that the Subscriber is using to purchase the Securities are to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(m)

The Subscriber (and any Disclosed Beneficial Subscriber) has not received, nor does it expect to receive any financial assistance from the Corporation, directly or indirectly, in respect of the Subscribers’ purchase of Securities;

(n)

Except as expressly provided for in this Agreement, no person has made any oral or written representations to the Subscriber: (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the purchase price of the Securities; (iii) that the Securities will be listed on any exchange or quoted on any quotation and trade reporting system, (iv) that an application has been or will be made to list the Securities on any exchange or quote the Securities on any quotation and trade reporting system, or (v) as to the future value or price of any of the Securities;

(o)

If the Subscriber is an individual, he or she is of legal age and is legally competent to execute, deliver and perform his or her obligations under this Agreement. If the Subscriber is not an individual, (i) it has the legal capacity and competence to execute, deliver and perform its obligations under this Agreement; and (ii) the execution and delivery of and performance by the Subscriber of this Agreement have been authorized by all necessary corporate or other action on the part of the Subscriber;

(p)

If the Subscriber is subscribing on its own behalf, this Agreement has been duly executed and delivered by the Subscriber, and constitutes a legal, valid and binding agreement of the Subscriber enforceable against him, her or it in accordance with its terms;

(q)

If the Subscriber is acting for a Disclosed Beneficial Subscriber, the Subscriber is duly authorized to execute and deliver this Agreement and all other documentation in connection with the subscription on behalf of the Disclosed Beneficial Subscriber. This Agreement has been duly authorized, executed and delivered by or on behalf of such Disclosed Beneficial Subscriber and constitutes a legal, valid and binding agreement of such Disclosed Beneficial Subscriber enforceable against him, her or it in accordance with its terms;

(r)

The execution and delivery of and performance by the Subscriber (and any Disclosed Beneficial Subscriber) of this Agreement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event of condition) result in a breach or violation of or a conflict with, or allow any other person to exercise any rights under any of the terms or provisions of the Subscriber’s (and any such Disclosed Beneficial Subscriber’s) constating documents or by-laws, if applicable, or any other contract, agreement, instrument, undertaking or covenant to which the Subscriber (and any Disclosed Beneficial Subscriber) is a party or by which it is bound;

(s)

The Subscriber (and the Disclosed Beneficial Subscriber) has obtained such legal and tax advice as it considers appropriate in connection with the offer, sale and issuance of the Securities and the execution, delivery and performance by it of this Agreement and the transactions contemplated by this Agreement. The Subscriber (and the Disclosed Beneficial Subscriber), its legal counsel, other advisors and such other persons with whom the Subscriber has found it necessary to consult, have sufficient knowledge and experience in business and financial matters to evaluate the information set forth in this Agreement and in the Corporation's public securities filings, the Public Record and the risks of Subscriber's investment in the Securities, and to make an informed decision with respect thereto. The Subscriber acknowledges that neither the Corporation, nor any person acting on its behalf, has made any representations to the Subscriber or any advisor of the Subscriber regarding the tax consequences of an investment in the Securities. The Subscriber (and any Disclosed Beneficial Subscriber) (i) has such knowledge of financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Securities; (ii) is capable of assessing its proposed investment in the Securities as a result of its own experience or as a result of advice received from a person duly registered under Applicable Securities Laws; and (iii) is able to bear the economic risk of the full loss of its investment in the Securities. The Subscriber (and any Disclosed Beneficial Subscriber) is not relying on the Corporation (including its affiliates) or its legal counsel in respect to any matter discussed in this Section 5(s);

(t)

The Subscriber understands the meaning and legal consequences of each of the foregoing representations, warranties and acknowledgements. The Subscriber understands that the Corporation and its legal counsel are relying upon the truth and accuracy of each of the foregoing representations, warranties and acknowledgements in issuing the Securities and establishing compliance with Applicable Securities Laws. The Subscriber's representations, warranties and acknowledgements are true and correct in all respects as of the date hereof and will be true and correct in all respects as of the date of Closing;

(u)

If the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Corporation may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

(v)

Except for the Subscriber's knowledge regarding its subscription for the Common Shares hereunder, the Subscriber has no knowledge of a "material fact" or a "material change" (as those terms are defined in Applicable Securities Laws, and which generally means a fact or change which would reasonably be expected to have a significant effect on the market price of the Common Shares) in the affairs of the Corporation that has not been generally disclosed; and

(w)

The funds representing the aggregate Subscription Price advanced by the Subscriber are not proceeds of crime as defined in the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”). None of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other applicable jurisdiction, or (ii) are being tendered on behalf of a person or entity (A) with whom the Corporation would be prohibited from dealing with under applicable money laundering, terrorist financing, economic sanctions, criminal or other similar laws or regulations or (B) who has not been identified to the Subscriber. The Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis pursuant to the PCMLTFA or other laws or regulations and shall promptly notify the Corporation if the Subscriber discovers that any of the foregoing representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

Section 5	Covenants of the Subscriber

(1)

The Subscriber (and any Disclosed Beneficial Subscriber) will comply with Applicable Securities Laws concerning the subscription, purchase, holding and resale of the Securities and will consult with its legal advisers with respect to complying with resale restrictions under Applicable Securities Laws with respect to the Securities.

(2)

The Subscriber (and any Disclosed Beneficial Subscriber) will execute, deliver, file and otherwise assist the Corporation in filing any reports, undertakings and other documents as may be required from time to time under Applicable Securities Laws or applicable tax laws in connection with the offer, sale, issuance, ownership or holding of the Securities.

Section 6	Representations and Warranties of the Corporation

The Corporation represents and warrants as follows to the Subscriber at the date of this Agreement and at the Time of Closing and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in connection with the offer, sale and issuance of the Securities to the Subscriber:

(a)

The Corporation and its subsidiaries are companies incorporated or formed, as applicable, and existing under the laws of the jurisdictions in which they are incorporated, formed, continued or amalgamated, as applicable;

(b)	The execution and delivery of, and performance by the Corporation of this Agreement have been authorized by all necessary corporate action on the part of the Corporation;

(c)	This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation enforceable against it in accordance with its terms; and

(d)	The Corporation has complied with Applicable Securities Laws in connection with the offer, sale and issuance of the Securities;

Section 7	Covenants of the Corporation

(1)

The Corporation will, within the required time, file, in accordance with all Applicable Securities Laws, any documents, reports and information, in the required form, required to be filed in connection with the Offering, together with any applicable filing fees and other materials.

(2)

Following the expiration of any applicable holder period listed on the certificates or direct registration statements representing the Common Shares, the Corporation will apply to have the Common Shares listed on the Exchange.

Section 8	Survival

The representations, warranties, acknowledgements and covenants contained in the Settlement Agreement and any certificate or document delivered pursuant to or in connection with the Settlement Agreement will survive Closing and continue in full force and effect notwithstanding any subsequent disposition or exchange of the Securities.

Section 9	Beneficial Subscribers

Whether or not explicitly stated in the Settlement Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in the Settlement Agreement, including the Schedules will be treated as if made by the Disclosed Beneficial Subscriber, if any.

Section 10	Schedules

The following Schedules are incorporated into and form an integral part of the Settlement Agreement, and any reference to the Settlement Agreement includes the Schedules:

Schedule “A”	Securities Commission Contact Information

Section 11	Interpretation

Any reference in this document to gender includes all genders. Words importing the singular number only include the plural and vice versa. The division of this document into Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the Settlement Agreement’s interpretation. In this document (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) the words “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”.

Section 12	Assignment

The Settlement Agreement is not transferable or assignable by any party to it.

Section 13	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated by it and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 14	Time of Essence

Time is of the essence in this Agreement.

Section 15	Governing Law

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. The Subscriber, (and any Disclosed Beneficial Subscriber), irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of Delaware with respect to any matters arising out of this Agreement and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 16	Language of Documents

It is the express wish of the parties to this Agreement that this Agreement and all related documents be drafted in English. Les parties aux présentes conviennent et exigent que cette convention ainsi que tous les documents s’y rattachant soient rédigés en langue anglaise.

Section 17	Execution by Facsimile and Counterparts

This Agreement including the Schedules may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same document. If the Subscriber does not deliver a complete copy of this Subscription Agreement to the Corporation, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

Section 18	Currency

References in this Agreement and the Schedules to “$” or “C$” are to Canadian dollars and all references to "US$" are to United States dollars.

Section 19	Severability

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

Section 20	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors (including any successor by reason of the amalgamation or merger of any party) and permitted assigns.

FIREFLY NEUROSCIENCE, INC.

Per:    /s/ Greg Lipschitz

1128526 ALBERTA LTD.

Per:     /s/ Ian McLean

SCHEDULE “A”

SECURITIES COMMISSION CONTACT INFORMATION

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297 6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Government of the Northwest Territories

Office of the Superintendent of Securities P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal & Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Government of Nunavut Department of Justice Legal

Registries Division P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information:

Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

Autorité des marchés financiers

800, Square Victoria, 22e étage C.P. 246, Tour de la Bourse Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only) Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Government of Yukon

Department of Community Services

Law Centre, 3rd Floor

2130 Second Avenue

Whitehorse, Yukon Y1A 5H6

Telephone: (867) 667-5314

Facsimile: (867) 393-6251